UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

SYMMETRY MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on September 29, 2014, a purported class action complaint was filed in the Kosciusko Circuit Court in the state of Indiana on behalf of Resolution Partners, an alleged stockholder of Symmetry Medical, Inc. (the “Company”), and all others similarly situated. The complaint names as defendants the Company, the members of the board of directors of the Company, TecoStar Holdings, Inc. (“Holdings”), Tecomet, Inc. (“Tecomet”), Genstar Capital LLC, Tecomet’s sponsor (“Genstar”), and TecoSym Inc. (‘TecoSym”) (the “Merger Litigation”). The Merger Litigation relates to the Agreement and Plan of Merger, dated as of August 4, 2014, by and among the Company, Holdings, Tecomet and TecoSym (the “Merger Agreement”).

On November 18, 2014, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company and the other named defendants in the Merger Litigation agreed to the terms of a settlement with the plaintiff to settle the Merger Litigation. The terms of this settlement provide, among other things, that the parties will seek to enter into a stipulation of settlement which provides for the release of all asserted claims and dismissal with prejudice of the Merger Litigation. The asserted claims will not be released, and the Merger Litigation dismissed, until such stipulation of settlement is approved by the court. If approved by the court, it is expected that the stipulation of settlement will bind the plaintiff and a putative class of shareholders of the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the terms of the settlement, the Company has agreed to make certain additional disclosures related to the proposed transactions described in the Merger Agreement, which are set forth below.

The additional disclosures in this Current Report on Form 8-K (“Form 8-K”) supplement the disclosures contained in the definitive proxy statement/prospectus of the Company filed with the Securities and Exchange Commission (“SEC”) on November 4, 2014 and mailed to SMI’s stockholders on or about November 5, 2014 (the “proxy statement/prospectus”), and should be read in conjunction with the disclosures contained in the proxy statement/prospectus, which in turn should be read in its entirety. To the extent that information in this Form 8-K differs from or updates information contained in the proxy statement/prospectus, the information in this Form 8-K shall supersede or supplement the information in the proxy statement/prospectus. Nothing in this Form 8-K, the terms of the settlement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement/prospectus.

The following disclosures supplement the existing disclosures contained under the caption “The Merger (Proposal 1) – Background of the Merger” beginning on page 44 of the proxy statement/prospectus:

·	Over the past three years, the Board of Directors of SMI, which is referred to as “the Board,” has been aware of the trend, which has been accelerating, toward consolidation in the medical device industry and has considered the risks that such consolidation could pose for SMI, as a relatively small contract manufacturing public company. This activity, coupled with the turnover of privately held competitors in recent years, caused the Board and the management team of SMI to evaluate and pursue strategic opportunities on an ongoing basis. The Board discussed these potential strategic opportunities at its regular board meetings, which have been held at company facilities located in Massachusetts, New Hampshire, Michigan, and Tennessee, as well as at locations in Georgia and Arizona.

·	Following interviews with a number of investment banking firms conducted by Thomas J. Sullivan, Fred Hite and another company representative, and after soliciting the Board for recommendations of potential investment banking firm candidates, on August 16, 2012, Mr. Sullivan recommended to the Board, and the Board approved, the engagement of Stifel to act as the company’s financial advisor in connection with a possible disposition of the OEM Solutions Business. Beginning in August 2012, SMI, with the assistance of Stifel, conducted a process to solicit strategic interest for a possible disposition of the OEM Solutions Business. Between September and December 2012, expressions of interest for the OEM Solutions Business were solicited from 31 potential buyers. The list of potential buyers was compiled by management with the assistance of Stifel and consisted of a mix of financial and strategic buyers. Ultimately, three bids were received. The valuations for the OEM Business in each of these three bids were $290 to $325 million, $295 to $315 million and $355 to $380 million, respectively. Based on these valuations, the management team and the Board concluded that each of the three bids received undervalued the business. Additionally, during this time, interest was expressed by one potential bidder for the potential acquisition of SMI in its entirety; the expression of interest was reported by Mr. Sullivan to the Board, but the Board did not believe that such a transaction would be in the best interest of the stockholders. Consequently, the Board terminated the sale process without engaging further with any of the bidders.

·	Periodically during 2013, the Board evaluated various potential strategic partnerships and acquisition opportunities, but ultimately determined not to pursue any of them. At the July 23, 2013 Board meeting, as a result of increasing M&A activity in the medical device industry, management and the Board discussed the possibility of divesting either the OEM Solutions Business or the Symmetry Surgical Business with a view to narrowing SMI’s strategic scope and better focusing resources on the retained business. Further discussions at the October 25, 2013 Board meeting led to the Board authorizing SMI’s management to informally explore possible interest in SMI’s OEM Solutions Business among likely buyers, which management proceeded to do during the next several months. Prior to and throughout the process, a number of private equity funds informally expressed to Mr. Sullivan some general interest in the Symmetry Surgical Business as a growth platform. In particular, certain funds expressed potential interest in the Symmetry Surgical Business if it could be split off from the OEM Solutions Business. These informal expressions of interest included conversations with private equity fund executives with whom Mr. Sullivan had either established a professional relationship subsequent to joining SMI or knew prior to joining SMI. These informal expressions of interest were discussed with the Board at that time, but the Board did not believe a transaction involving the sale of the Symmetry Surgical Business was in the best interest of the Company at that time and the Company did not pursue the strategic alternatives.

·	Between February and April 2014, based on informal discussion during 2013 and January 2014 and the formal strategic alternatives process conducted in 2012 with 31 potential buyers solicited, as described above, Messrs. Sullivan and Hite, members of the management team, with the assistance of Stifel, formally conducted management presentations. Mr. Sullivan, after consultation with Stifel, recommended to the Board the solicitation of confidential letters of interest from a select group of potential buyers, which consisted of seven private equity funds. This group of potential buyers was selected based on factors such as knowledge of the OEM Solutions Business, interest in the space, potential synergies and strategic value indicative of potentially higher offer prices. Of these seven, six potential buyers signed confidentiality agreements and received presentations from Messrs. Sullivan and Hite, members of SMI’s management. Four of such potential buyers, including Tecomet, ultimately submitted written expressions of interest.

·	On July 22, 2014, the management team discussed with the Board the potential management team for Symmetry Surgical. The preliminary discussions contemplated retaining Messrs. Sullivan, Hite and Milne and Ms. Harris to manage Symmetry Surgical on a go-forward basis, although the final organization would be determined based on business needs and budgetary considerations closer to closing. The Board had previously determined during the strategic alternatives process in 2012 that SMI’s senior management would not be a part of the OEM Solutions Business following the sale of that business.

·	In considering potential compensation for Symmetry Surgical’s management team following completion of the spin-off and merger transaction, the Board considered the input of SMI management and the advice of its compensation consultants from Mercer. SMI management provided a summary of the financial impact on the company budget of various levels of potential board fees related to the total and form of payment for the Symmetry Surgical board of directors following completion of the spin-off and merger transaction. The Board determined both its compensation and management’s compensation.

The following disclosures supplement the existing disclosures contained under the caption “OEM Solutions Business Unaudited Prospective Financial Information” beginning on page 48 of the proxy statement/prospectus:

·	SMI does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to the inherent unpredictability and subjectivity of the underlying assumptions and estimates. However, as discussed below and under “The Merger — Opinion of Financial Advisor to SMI”, management of SMI prepared and provided to Stifel for use in their financial analyses and Opinion certain unaudited financial projections of the OEM Solutions Business for 2014 – 2018 prepared by the management of SMI, and reviewed and approved by Mr. Sullivan, which are referred to in this proxy statement/prospectus as the “OEM Solutions Projections.”

The following disclosures supplement the existing disclosures contained under the caption “Opinion of Financial Advisor to SMI” beginning on page 50 of the proxy statement/prospectus:

·	Discounted Cash Flow Analysis. Stifel used the OEM Solutions Projections for the second half of calendar year 2014 and calendar years 2015 through 2018, as provided by Company management, to perform a discounted cash flow analysis. Stifel performed an analysis of the present value of both the unlevered free cash flows that the OEM Solutions Business could generate from July 1, 2014 through December 31, 2018 and the terminal enterprise value of SMI as of December 31, 2018. The free cash flows projected for the OEM Solutions Business were determined based on the OEM Solutions Projections provided by SMI’s management, in each case, adjusted for working capital, capital expenditures, depreciation and amortization and income tax as provided by SMI’s management. Stifel discounted the cash flows projected for the OEM Solutions Business from July 1, 2014 through December 31, 2018 and the implied enterprise value of the OEM Solutions Business as of December 31, 2018, based on the OEM Solutions Projections, to present value using discount rates ranging from 9% to 11%, which discount rates were based on a weighted average cost of capital analysis using the companies in the selected companies analysis described above, and on Stifel’s estimates for the OEM Solutions Business.

·	In the ordinary course of business, Stifel and its clients may transact in the equity securities of each of SMI, Tecomet and Symmetry Surgical and may at any time hold a long or short position in such securities. Tecomet is a privately held portfolio company of Genstar. Stifel is not a limited partner in Genstar and does not currently hold any Tecomet securities.

Additional Information and Where To Find It

In connection with the proposed transaction, SMI filed the definitive proxy statement/prospectus and a form of proxy on Schedule 14A on November 4, 2014 and other related materials with the SEC. The definitive proxy statement/prospectus and a form of proxy were first mailed to the stockholders of the Company on or about November 5, 2014.

INVESTORS AND SECURITY HOLDERS OF SYMMETRY MEDICAL INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about Symmetry Medical Inc., Symmetry Surgical Inc. and Tecomet through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Symmetry Medical Inc. and Symmetry Surgical Inc., when and if available, can be obtained free of charge on Symmetry Medical’s website at www.symmetrymedical.com or by directing a written request to Symmetry Medical Inc., 3724 North State Road 15, Warsaw, Indiana 46582, Attention: Investor Relations.

Symmetry Medical Inc. and certain of its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Symmetry Medical Inc. in connection with the proposed transaction. Information about the directors and executive officers of Symmetry Medical Inc. is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 10, 2014 and the definitive proxy statement/prospectus filed with the SEC on March 14, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement/prospectus and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.
(Registrant)

Date: November 18, 2014	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan
Title: President & Chief Executive Officer